EXHIBIT 11

                       Consent of Independent Accountants

To the Board of Trustees of
         SSgA Funds:

         We consent to the incorporation by reference in Post-effective Amendment No. 39 to the Registration Statement of the SSgA Funds (formerly, The Seven Seas Series Fund) on Form N-1A of our reports dated October 7, 1996, on our audits of the financial statements and financial highlights of the Fund (comprised of Money Market Fund, US Government Money Market Fund, Matrix Equity Fund, Yield Plus Fund, US Treasury Money Market Fund, Prime Money Market Fund, Growth and Income Fund, Intermediate Fund, Emerging Markets Fund, S&P 500 Index Fund, Small Cap Fund, Tax Free Money Market Fund, Active International Fund and Bond Market Fund), which reports are included in the Annual Reports to shareholders for the fiscal year ended August 31, 1996, which are incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Additional Information" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information.





Boston, Massachusetts                              /s/ Coopers & Lybrand L.L.P.
December 23, 1996